Consent of Independent Accountants         Exhibit 23.2


    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated April 9, 1996, appearing on page F-2 of American International Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
-------------------------
PRICE WATERHOUSE LLP




Houston, Texas
January 27, 1998